UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2006

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Tessera’s Current Report on Form 8-K, previously filed on November 21, 2006, is being filed solely to correct the title of Bruce M. McWilliams, Ph.D., Tessera’s President and Chief Executive Officer, appearing on the signature page to this Current Report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 15, 2006, the Compensation Committee and Board of Directors of Tessera Technologies, Inc. (“Tessera”) approved a management bonus program pursuant to which Tessera’s executive officers would be eligible to be paid incentive compensation for 2007 (the “2007 Management Bonus Program”). The 2007 Management Bonus Program provides for an incentive cash bonus target, and a maximum cash bonus amount, equal to a percentage of each executive officer’s base salary as follows:

Title	Target Percentage	Maximum Percentage
Chief Executive Officer	90%	150%
Chief Financial Officer	60%	90%
Executive Vice President, Product Division	60%	90%
Executive Vice President, Licensing	50%	80%
Senior Vice Presidents	50%	75%

Bonuses under the 2007 Management Bonus Program are based on corporate performance objectives, including objectives relating to revenue and profit targets, as well as corporate strategic objectives, and in the case of executives other than the Chief Executive Officer, certain individual or group performance objectives in addition to the corporate objectives. Under the 2007 Management Bonus Program, after the completion of the 2007 fiscal year, each executive will be eligible for a bonus that will be equal to an amount ranging from 0% to the above-stated maximum percentage of base salary, based on the achievement of these criteria as assessed by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Bruce M. McWilliams, Ph.D.
	Name:	Bruce M. McWilliams, Ph.D.
	Title:	President and Chief Executive Officer